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                                                                    EXHIBIT 10.5

                               VFINANCE.COM, INC.
                             3010 N. MILITARY TRAIL
                                    SUITE 300
                            BOCA RATON, FLORIDA 33431

                                 August 15, 2001

Mr. Joseph Daniel
666 Greenwich Street #507
New York, NY 10014

         Re:      Employment of Joseph Daniel by vFinance.com, Inc.

Dear Mr. Daniel:

         The following sets forth our mutual understanding respecting your employment by vFinance.com, Inc. (the "Company"), and, when this letter is signed by you, it shall constitute an employment agreement between you and the Company. For purposes of this letter agreement, you are hereinafter sometimes referred to in the third person as the "Employee". The terms of your employment are as follows:

         1. Employment. The Employee shall devote substantially all his business time, energy and skill to the service of the Company, which services shall consist of: (a) managing the day-to-day business operations of Critical Infrastructure Fund, L.P., Critical Infrastructure Fund, Ltd. and Critical Infrastructure Fund (BVI), LP (collectively, the "Funds"); (b) reviewing and supervising the investments of the Funds; (c) marketing and coordinating the marketing of the Funds to prospective investors; (d) marketing the Funds to companies as a source of private capital; and (e) managing the day-to-day business operations of Critical Investments, LLC and Critical Advisors, L.L.C. During the period of the Employee's employment hereunder, the Employee shall not engage in any other business activity whether or not such activity is pursued for gain, profit, or other pecuniary advantage including, without limitation, management or management consulting activities; provided, however, the Employee may invest his personal assets in businesses, including charitable causes, that do not directly or indirectly compete with the businesses in which the Company is engaged during the period that the Employee is employed hereunder.

         2. Term. Unless sooner terminated pursuant to the provisions of this letter agreement, the term of employment of the Employee shall begin on August 15, 2001 and shall terminate on December 31, 2002, unless extended by mutual written agreement of the Company and the Employee.

         3. Compensation. In consideration of the Employee's services hereunder, the Company shall provide to the Employee the following compensation:

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                  (a)      During the period from the date of this letter until
December 31, 2001, the Company shall pay to the Employee an annual salary of One Hundred Thousand Dollars ($100,000) (the Salary"). The Salary shall be payable bi-weekly in accordance with the current normal payroll policies of the Company, which policiEs may be changed by the Company from time to time in its sole discretion but in no event less than monthly, and shall be subject to all applicable withholding taxes and deductions.

                  (b) The Company shall issue the Employee a warrant to purchase 100,000 shares of common stock, par value $.001 per share, of the Company, in accordance with the terms of the Stock Purchase Warrant attached hereto as Exhibit "A" and incorporated herein.

                  (c) The Employee shall be entitled to paid vacation in accordance with the vacation policy of the Company in effect for senior executives of the Company from time to time, and in no event less than two weeks per calendar year. Vacation shall be taken by the Employee at such times as approved in writing (including electronic mail) by the Chief Executive Officer or Chief Operating Officer of the Company, which approval shall not be unreasonably withheld. Except as otherwise required by law or as otherwise provided under the Company's policies regarding vacations for employees in the jurisdiction in which the Employee works, the Company shall not pay the Employee any additional compensation for any vacation time which is not used prior to the end of the calendar year or any earlier termination of employment. The Employee shall be entitled to all other employee benefits which are generally made available by the Company to all of its employees.

                  (d) The Company shall from time to time, no less frequently than by December 31st of each year that the Employee is employed hereunder, review the Employee's compensation and may, in its sole and absolute discretion, increase or decrease the Salary.

         4. Business Expenses and Reimbursements. The Employee shall be entitled to reimbursement by the Company for ordinary and necessary business expenses incurred by the Employee in the performance of his duties for the Company, which types of expenditures shall be determined and approved by the Company in accordance with its standard practice and further provided that: (a) each such expenditure, including meals and entertainment expenses, is of a nature qualifying it as a proper full or partial deduction on the federal and state income tax returns of the Company as a business expense; and (b) the Employee furnishes the Company with adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of such expenditures as deductible business expenses of the Company.

         5. Restrictive Covenants. The Employee acknowledges and agrees that the agreements and covenants contained in this Section 5 are essential to protect the business interests of the Company and that the Company will not enter into this employment agreement but for such agreements and covenants. Accordingly, the Employee covenants and agrees to the following:

                  (a) The Employee recognizes that the services to be performed by him hereunder are special, unique and extraordinary and that, by reason of his working relationship


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with the Company, he may acquire confidential information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Employee shall not, for any reason or at any time, during or after his employment by the Company hereunder, use, for himself or for the benefit of any other person, firm, corporation or entity or disclose to any person (except to the extent that the proper performance of his duties may reasonably require such use or disclosure) any proprietary or confidential information of the Company obtained by him in the course of, or as a result of, his employment by the Company. Any information relating to the Company or any of its affiliates not generally available to the public or known to the Employee prior to the commencement of his employment hereunder shall be construed as proprietary or confidential for purposes of this employment agreement, including, but not limited, customer lists, supplier lists, employee lists, marketing data or plans, business plans, and any financial data of any kind. The Employee confirms that all of the aforementioned confidential information is the exclusive property of the Company. All business records, papers and documents kept or made by the Employee during his employment by the Company hereunder relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, the Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by the Employee or coming into his possession during his employment by the Company concerning the business or affairs of the Company other than (i) such materials as may be necessary for him to fulfill his obligations hereunder and (ii) personal materials, records and documents (including notes and correspondence) of the Employee not containing proprietary information relating to such business or affairs.

                  (b) Subsequent to the employment of the Employee hereunder, the Employee shall not, for a period of twelve (12) months from the expiration date of this employment agreement or the date of the termination of this employment agreement, employ or solicit for employment or endeavor in any way to entice away from employment with the Company or its affiliates any non-clerical employee of the Company or its affiliates.

                  (c) Except as may be required by law, the Employee shall not intentionally make any oral or written communication to any person, corporation, partnership, government, investor, lender, or any other entity which disparages, denigrates or negatively affects the reputation of the Company, its affiliates, officers, directors, members, employees or agents. Additionally, except as may be required by law, the Employee shall not make any such communications even if such communications are true or are based upon facts learned by the Employee during or after his employment by the Company.

         6. Termination. The Company may terminate this employment agreement for "cause" upon prior written notice to the Employee. If this employment agreement is terminated for "cause", the Company shall pay the Employee all Salary due to the Employee, if any, as accrued through the last day of the employment relationship prior to termination, subject to the Company's rights under Section 7 hereof. If this employment agreement is terminated pursuant to this Section 6, the Employee shall be entitled to the vested warrants granted to the Employee by the Company, which warrants shall be exercisable until thirty (30) days from the date of termination. However, all unvested warrants granted to the Employee by the Company shall


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terminate on the date of termination of this employment agreement. For purposes of this employment agreement, the Company shall have "cause" to terminate this agreement if (a) the Employee has breached the material terms of, or failed to perform in any material respect the duties under, this employment agreement and has failed to cure such breach or failure to perform within thirty (30) days following written notice to the Employee of such breach or failure to perform,
(b) the Employee is in breach in any material respect of any of the representations and warranties set forth in Section 21 hereof, (c) the Employee has committed any material act of dishonesty against the Company, or (d) the Employee is convicted of a felony of any kind.

         7. Company Right to Offset. Any payments to be made to the Employee by the Company upon termination of this employment agreement in accordance with the terms contained herein shall be offset by liquidated amounts of cash owed by the Employee to the Company and the value of any tangible or intangible property of the Company in the possession or control of the Employee on the date of termination, which is not paid or returned to the Company promptly after the date of termination. The value of all property not so returned to the Company shall be mutually agreed to by the Company and the Employee in order for the Company to offset the cash value of such property from any cash amounts owed to the Employee by the Company hereunder.

         8. Surrender of Records. Upon the termination of the Employee's employment hereunder, for any reason whatsoever, or at any time upon the Company's request, the Employee shall deliver to the Company all files, customer lists, price lists, bids, specifications, forms, software, financial data, papers and other documents, including, but not limited to, all copies of the foregoing (including those contained in magnetic media or other forms of computer storage); all computers, modems, diskettes, samples, credit cards, keys, security passes, tools, vehicles and equipment; and all other materials and other property in his possession or control that relate to his employment with the Company, all of which at all times shall be the property of the Company unless otherwise agreed to in writing by the Company.

         9. Entire Agreement. This employment agreement and the attached Warrant represent the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersede all other negotiations, understandings and representations (if any) made by and between such parties.

         10. Amendments. The provisions of this employment agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this employment agreement.

         11. Assignments. The Employee shall not assign his rights and/or obligations hereunder.

         12. Binding Effect. All of the terms and provisions of this employment agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns.


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         13.      Severability. If any part of this employment agreement or the
Warrant entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

         14. Survival. Notwithstanding anything to the contrary herein, the provisions of Sections 5 through 26 (inclusive) hereof shall survive and remain in effect in accordance with their respective terms in the event the employment of Employee is terminated.

         15. Waivers. Each party to this employment agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or (c) waive compliance with any of the agreements of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this employment agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

         16. Notices. All notices, requests, consents and other communications required or permitted under this employment agreement shall be in writing (including telex, telegraphic communication, and electronic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, telecommunicated, or delivered by a recognized national overnight delivery service (such as Federal Express) (postage prepaid), addressed to:

If to Employee:                     With a Copy to:
--------------                      ---------------
Joseph Daniel                       George R. Abraham, Ph.D.
666 Greenwich Street #507           Abraham & Associates, Inc.
New York, NY 10014                  Box 38705
                                    Germantown, TN 38183-0705

If to the Company:                  With a Copy to:
-----------------                   --------------
vFinance.com, Inc.                  Edwards & Angell LLP
3010 N. Military Trail              600 Corporate Drive
Suite 300                           Suite 514
Boca Raton, FL  33431               Ft. Lauderdale, FL 33334
Attn: Chairman of the Board         Attn: Leslie J. Croland, P.A.

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal


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delivery, (b) on the date telecommunicated if by telecopy, (c) on the date of transmission with confirmed answer back if by telex or electronically transmitted, and (d) on the date upon which the delivery receipt is signed or delivery is refused, as the case may be, if sent by overnight delivery service.

         19. Jurisdiction and Venue. The parties acknowledge that a substantial portion of negotiations, anticipated performance and execution of this employment agreement occurred or shall occur in Palm Beach County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this employment agreement may be brought in the courts of record of the State of Florida in Palm Beach County or the court of the United States, Southern District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this employment agreement, or in such other manner as may be provided under applicable laws or court rules in said state.

         20. Remedies Cumulative. No remedy herein conferred upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         21. Representations and Warranties. Each party represents and warrants to the other party that such party is fully empowered to enter and perform its or his respective obligations under this employment agreement and, without limitation, that such party is under no restrictive covenants to any person or entity that will be violated by entering into and performing this employment agreement, and that this employment agreement constitutes the valid and legally binding obligation of each party enforceable in accordance with its terms, except as such enforcement may be subject to (a) bankruptcy or other laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The execution and delivery of this employment agreement by each party has been duly authorized by all necessary action.

         23. Independent Advice from Counsel. Each of the parties has received independent legal advice from legal counsel of his or its choice with respect to this employment agreement and its terms. The Employee shall be responsible to pay all fees and expenses of his legal counsel relating to this employment agreement. The terms of this employment agreement are the result of mutual negotiations between the parties, and the provisions of this employment agreement shall be interpreted and construed in accordance with their fair meanings, and not strictly for or against either party, regardless of which party may have drafted this employment agreement or any specific provision.

         24. Counterparts. This employment agreement may be executed in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be


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deemed to be an original but all of which taken together shall constitute one and the same agreement.

         25. Headings. The descriptive headings contained in this employment agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this employment agreement.

         26. Governing Law. This employment agreement and all transactions contemplated by this employment agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of laws.

         If the foregoing understanding respecting your employment is acceptable to you, please indicate your approval thereof by signing a copy of this letter in the space provided below and returning it to the undersigned. Thereupon, this employment agreement shall be in full force and effect in accordance with the terms set forth herein.



                                 Sincerely,



                                 VFINANCE.COM, INC.



                                 By: /s/ Leonard Sokolow
                                    --------------------------------------------
                                    Name: Leonard Sokolow
                                    Title: Chief Executive Officer and President

The terms and provisions of this employment agreement are hereby approved and accepted as of the date first above written.



                                 /s/ Joseph Daniel
                                 -----------------------------------------------
                                 Joseph Daniel



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